Exhibit 99.d(2)(f)

AMENDMENT NO. 5

TO THE

AMENDED AND RESTATED MASTER INTERGROUP SUB-ADVISORY CONTRACT

FOR MUTUAL FUNDS

This Amendment dated as of January 23, 2023, amends the Amended and Restated Master Intergroup Sub-Advisory Contract for Mutual Funds (the "Contract"), dated July 1, 2020, between Invesco Advisers, Inc. (the "Adviser"), on behalf of AIM Growth Series (Invesco Growth Series), and each of Invesco Canada Ltd., Invesco Asset Management Deutschland GmbH, Invesco Asset Management Limited, Invesco Asset Management (Japan) Ltd., Invesco Hong Kong Limited, and Invesco Senior Secured Management, Inc. (each a "Sub-Adviser" and, collectively, the "Sub-Advisers"), as follows:

W I T N E S S E T H:

WHEREAS, the parties desire to amend the Agreement to remove Invesco Peak Retirement Destination Fund, Invesco Peak Retirement 2010 Fund, Invesco Peak Retirement 2015 Fund, Invesco Peak Retirement 2020 Fund, Invesco Peak Retirement 2025 Fund, Invesco Peak Retirement 2030 Fund, Invesco Peak Retirement 2035 Fund, Invesco Peak Retirement 2040 Fund, Invesco Peak Retirement 2045 Fund, Invesco Peak Retirement 2050 Fund, Invesco Peak Retirement 2055 Fund, Invesco Peak Retirement 2060 Fund, Invesco Peak Retirement 2065 Fund, each a series portfolio of AIM Growth Series (Invesco Growth Series) (“AGS”), effective January 23, 2023;

NOW, THEREFORE, the parties agree that;

1.	Exhibit A to the Contract is hereby deleted in its entirety and replaced with the following:

"EXHIBIT A

Funds

Invesco Active Allocation Fund

Invesco Convertible Securities Fund

Invesco Income Advantage International Fund

Invesco Income Allocation Fund

Invesco International Diversified Fund

Invesco Main Street Mid Cap Fund®

Invesco Main Street Small Cap Fund®

Invesco Quality Income Fund

Invesco Select Risk: Conservative Investor Fund

Invesco Select Risk: Growth Investor Fund

Invesco Select Risk: High Growth Investor Fund

Invesco Select Risk: Moderate Investor Fund

Invesco Select Risk: Moderately Conservative Investor Fund

Invesco Small Cap Growth Fund”

2.	All other terms and provisions of the Contract not amended shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their officers designated as of the day and year first above written.

INVESCO ADVISERS, INC.

Adviser

By:	/s/ Melanie Ringold

Name:	Melanie Ringold

Title:	Senior Vice President & Secretary

INVESCO CANADA LTD.

Sub-Adviser

By:	/s/ Shalomi Abraham

Name:	Shalomi Abraham

Title:	Senior Vice President, Secretary and Head of Legal Canada

INVESCO ASSET MANAGEMENT
DEUTSCHLAND GMBH

Sub-Adviser

By:	/s /Bernard Langer	/s/ Alexander Taft

Name:	Bernard Langer	Alexander Taft

Title:	Managing Director	Managing Director

INVESCO ASSET MANAGEMENT LIMITED

Sub-Adviser

By:	/s/ Stephanie Butcher

Name:	Stephanie Butcher

Title:	Director

INVESCO ASSET MANAGEMENT (JAPAN) LTD.

Sub-Adviser

By:	/s/ Takashi Matsuo

Name:	Takashi Matsuo

Title:	CAO

INVESCO HONG KONG LIMITED

Sub-Adviser

By:	/s/ Andrew Lo

Name:	Andrew Lo

Title:	Director

INVESCO SENIOR SECURED MANAGEMENT, INC.

Sub-Adviser

By:	/s/ Antonio Reina

Name:	Antonio Reina

Title:	Secretary

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